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                                                                      EXHIBIT 11

                        ZALE CORPORATION AND SUBSIDIARIES
                    Computation of Earnings Per Common Share
                 (amounts in thousands except per share amounts)
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
                                                     Twelve Months Ended
                                                           July 31,
                                                     -------------------
                                                       1995       1994
                                                      -------   -------
Primary:
   Net earnings applicable to common stock            $31,470   $21,557
                                                      =======   =======
   Shares
       Weighted average number of common shares
         outstanding                                   34,969    34,965
       Assuming exercise of options reduced by the
         number of shares which could have been
         purchased with the proceeds from exercise
         of such options                                  382     - - -
       Assuming exercise of warrants reduced by
         the number of shares which could have been
         purchased with the proceeds from exercise
         of such warrants                                 498     - - -
                                                      -------   -------
       Weighted average number of common shares
         outstanding as adjusted                       35,849    34,965
                                                      =======   =======
   Net earnings per common share                      $  0.88   $  0.62
                                                      =======   =======
Fully Diluted:
   Net earnings applicable to common stock            $31,470   $21,557
                                                      =======   =======
   Shares
       Weighted average number of common shares
         outstanding                                   34,969    34,965
       Assuming exercise of options reduced by the
         number of shares which could have been
         purchased with the proceeds from exercise
         of such options                                  559     - - -
       Assuming exercise of warrants reduced by
         the number of shares which could have been
         purchased with the proceeds from exercise
         of such warrants                               1,037     - - -
                                                      -------   -------
       Weighted average number of common shares
         outstanding as adjusted                       36,565    34,965
                                                      =======   =======
Net earnings per common share                         $  0.86   $  0.62
                                                      =======   =======
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